EXHIBIT 99.4

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”), dated as of July 27, 2013, is by and among Publicis Groupe S.A., a French société anonyme (“Publicis”), and each of the persons listed on Annex I (each, a “Shareholder” and, collectively, the “Shareholders”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Business Combination Agreement, dated as of the date hereof (the “BCA”), by and between Publicis and Omnicom Group Inc., a New York corporation (“Omnicom”).

WHEREAS, concurrently with the execution and delivery of this Agreement, Publicis and Omnicom are entering into the BCA, which provides, among other things, that, upon the terms and subject to the conditions set forth in the BCA: (a) Publicis and Holdco shall adopt the Cross-Border Merger Terms for the merger between Publicis and Holdco (the “Publicis Merger”) in accordance with Directive 2005/56/EC of 26 October 2005 on cross-border mergers of limited liability companies, pursuant to which each issued and outstanding share, par value €0.40 per share, of Publicis shall be exchanged for 1.000000 Holdco Share; and (b) immediately following consummation of the Publicis Merger, Merger Sub shall merge with and into Omnicom (the “Omnicom Merger” and, together with the Publicis Merger, the “Mergers”), with Omnicom surviving the Omnicom Merger as a wholly owned subsidiary of Holdco, pursuant to which each share of common stock, par value $0.15 per share, of Omnicom (the “Omnicom Shares”) shall be converted into the right to receive the Omnicom Exchange Ratio of a Holdco Share;

WHEREAS, Publicis and the Shareholders are executing this Agreement concurrently with the execution of the BCA;

WHEREAS, as of the date hereof, each Shareholder is the owner, of record or beneficially, of the number of Omnicom Shares (with the corresponding voting percentage) set forth opposite his or her name on Annex I (the “Existing Shares” and, together with any Omnicom Shares of which a Shareholder acquires record or beneficial ownership during the period from the date hereof until the Expiration Date, whether by purchase, dividend or distribution, stock split or other recapitalization, issuance upon the exercise of any equity awards or warrants, conversion of any convertible securities or otherwise, but excluding any Omnicom equity awards for so long as such Omnicom equity awards remain unexercised, the “Subject Shares”);

WHEREAS, the Shareholders have expressed their personal support to the entering into the BCA and the consummation of the Mergers and the other transactions contemplated by the BCA which, according to their judgment, are in the best interest of Omnicom;

WHEREAS, the Omnicom Board has, for purposes of Section 912 of the NYBCL, approved this Agreement and the transactions contemplated hereby such that the restrictions contained in Section 912 of the NYBCL are, and at all times prior to or after the Omnicom Effective Time shall be (to the extent permitted by applicable law), inapplicable to the transactions contemplated hereby;

WHEREAS, receipt of approval of the Omnicom shareholders of adoption of the BCA and the Omnicom Merger (the “Omnicom Transactions”) is, among others, a condition to the consummation of the Mergers; and

WHEREAS, as a condition to the willingness of Publicis to enter into the BCA and as an inducement and in consideration therefor, the Shareholders have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

Article I
VOTING; PROXIES

Section 1.1            Voting. From and after the date hereof until the Expiration Date, each Shareholder irrevocably and unconditionally hereby agrees that at the Omnicom Shareholders’ Meeting and any other meeting (whether annual or special and each adjournment or postponement thereof) of Omnicom’s shareholders, however called, or in connection with any written consent of Omnicom’s shareholders (a “Shareholders Meeting”), each Shareholder (in such capacity and not in any other capacity) shall (i) appear at such Shareholders Meeting or otherwise cause all of his or her Subject Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) at such Shareholders Meeting all of his or her Subject Shares (to the fullest extent such Subject Shares are entitled to be voted at the time of such vote), without regard to any Change in Omnicom Recommendation:

(a)                in favor of (i) the Omnicom Transactions, (ii) any proposal to adjourn or postpone the Shareholders Meeting if there are not sufficient votes for approval of Omnicom Transactions on the date on which such Shareholders Meeting is held and (iii) any other matter submitted at a Shareholders Meeting to the holders of Omnicom Shares for approval that is necessary for the consummation of Mergers or the other transactions contemplated by the BCA; and

(b)               against (i) any Acquisition Proposal for Omnicom, (ii) any other transaction, proposal, agreement or action that would reasonably be expected to result in the failure of any condition to the Mergers set forth in Article VI of the BCA to be satisfied on or before the Termination Date and (iii) any other transaction, proposal, agreement or action that would reasonably be expected to result in a material breach in respect of any covenant, representation or warranty or other obligation of Omnicom contained in the BCA or of any Shareholder contained in this Agreement, including the following (and excluding, for the avoidance of doubt, the Omnicom Transactions and any of the following to the extent contemplated by the BCA or this Agreement or consented to in writing by Publicis): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Omnicom or any of its Subsidiaries, (B) a sale, lease or transfer of a material amount of assets of Omnicom or any of its Subsidiaries or a reorganization, recapitalization or liquidation of Omnicom or any of its Subsidiaries or (C) any material change in the present capitalization or dividend policy of Omnicom or any amendment or other change to Omnicom’s Organizational Documents.

It is understood that each Shareholder shall retain at all times the right to vote such Shareholder’s Subject Shares in his or her sole and absolute discretion on any matters other than those set forth in this Section 1.1 that are at any time or from time to time presented for consideration to the holders of Omnicom Shares.

Section 1.2            Proxies and Powers of Attorney. Each Shareholder hereby represents that any proxies and powers of attorney heretofore granted or given in respect of the Subject Shares, if any, are revocable, and hereby revokes such proxies and powers.

Section 1.3            Restrictions on Transfers and Inconsistent Agreements. Except as provided hereunder, each Shareholder hereby agrees that, from the date hereof until the Expiration Date, such Shareholder shall not, directly or indirectly:

(a)                sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, tender, exchange, pledge, encumbrance, hypothecation or other similar disposition of (collectively, “Transfer”), any of his or her Subject Shares;

(b)               deposit any of his or her Subject Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement; or

(c)                agree (whether or not in writing) to take any of the actions referred to in clause (a) or (b) of this Section 1.3.

Section 1.4            Permitted Transferees. Notwithstanding anything herein to the contrary, each Shareholder shall have the right to Transfer all or any portion of his or her Subject Shares to a Permitted Transferee, provided such Permitted Transferee agrees in writing, in a manner reasonably acceptable to Publicis, to accept such Subject Shares subject to the terms and conditions of this Agreement and to be bound by this Agreement and to acknowledge that such person shall constitute a Shareholder for all purposes of this Agreement; provided, however, that any such Transfer shall not (i) reduce the aggregate voting power of the Existing Shares or (ii) relieve the transferring Shareholder from any liabilities hereunder for breach of this Agreement by such Permitted Transferee. “Permitted Transferee” means, with respect to any Shareholder: (a) any other Shareholder, (b) (i) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild of such Shareholder or (ii) upon such Shareholder’s death, an heir, executor, administrator, testamentary trustee, legatee or beneficiary of such Shareholder; (c) a foundation or similar entity established by such Shareholder for the purpose of serving charitable goals, controlled by such Shareholder or the persons named in clause (b); (d) any trust, the trustees and beneficiaries of which include only such Shareholder or the persons named in clauses (a), (b) and (c); or (e) any corporation, limited liability company or partnership, the shareholders, members or general or limited partners of which include only such Shareholder or the persons named in clauses (a), (b), (c) and (d).

Article II
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.1            Representations and Warranties of Shareholders. Each Shareholder represents and warrants, severally and not jointly, to Publicis as follows:

(a)                such Shareholder has full legal right and capacity to execute and deliver this Agreement and to perform his or her obligations hereunder;

(b)               this Agreement has been duly executed and delivered by such Shareholder and constitutes the valid and binding agreement of such Shareholder, enforceable against him or her in accordance with its terms, subject to the Bankruptcy and Equity Exception;

(c)                none of the execution and delivery of this Agreement by such Shareholder, the consummation by the Shareholder of the transactions contemplated hereby or compliance by Shareholder with any of the provisions hereof will conflict with, or result in a breach or violation of, or result in any acceleration of any rights or obligations or the payment of any penalty under or the creation of a Lien on the assets of such Shareholder (with or without the giving of notice or the lapse of time or both) under any provision of any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or Law applicable to such Shareholder or such Shareholder’s property or assets;

(d)               such Shareholder has had the opportunity to review this Agreement and the BCA with counsel of his or her own choosing;

(e)                as of the date hereof, such Shareholder owns, beneficially or of record, is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of Existing Shares set forth opposite his or her name on Annex I; and

(f)                except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, the “blue sky” laws of the various states of the United States, or under French or other law, such Shareholder owns or will own until the Expiration Date (subject to any Transfers to Permitted Transferees) all of his or her Subject Shares free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement) and has or will have until the Expiration Date (subject to any Transfers to Permitted Transferees), voting power and power of disposition with respect to his or her Subject Shares, with no restrictions on such Shareholder’s rights of voting or disposition pertaining thereto.

Section 2.2            Representations and Warranties of Publicis. Publicis represents and warrants to the Shareholders as follows:

(a)                Publicis is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization;

(b)               Publicis has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and

(c)                this Agreement has been duly executed and delivered by Publicis and constitutes the valid and binding agreement of Publicis, enforceable against Publicis in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 2.3            Covenants. Each Shareholder (in such capacity and not in any other capacity) hereby agrees:

(a)                from the date hereof until the Expiration Date, not to take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or would have or would reasonably be expected to have the effect of preventing, impeding or interfering with or adversely affecting the performance by such Shareholder of his or her obligations under this Agreement;

(b)               to promptly notify Publicis of the number of any new Omnicom Shares of which such Shareholder acquires ownership from and after the date hereof and prior to the Expiration Date, which shall constitute Subject Shares but are not Existing Shares; and

(c)                to permit Publicis, Omnicom, Holdco and Merger Sub to publish and disclose in the Registration Statement, the Proxy Statement/Prospectus, the Information Document and/or the Admission Prospectus (and, in each case, any amendment thereof or supplement thereto) such Shareholder’s identity and ownership of the Subject Shares and the nature of the Shareholder’s commitments, arrangements and understandings under this Agreement.

Section 2.4            Capacity. Each Shareholder is signing this Agreement solely in his or her capacity as a shareholder of Omnicom, and nothing contained herein shall in any way limit or affect any actions taken by any Shareholder in his or her capacity as an officer or director of Omnicom or its Subsidiaries, including in exercising rights under the BCA, and no action or inaction taken in any such capacity as an officer or director shall be deemed to constitute a breach of this Agreement or be construed to prohibit, limit or restrict such Shareholder from exercising such Shareholder’s fiduciary duties as an officer or director to Omnicom or its shareholders.

Section 2.5            No Other Ownership Interest. Except as otherwise expressly set forth herein, all rights, ownership and economic benefits of and relating to the Subject Shares are, and shall remain until the Expiration Date, vested in and belong to such Shareholder.

Article III
TERM

This Agreement shall terminate and be of no further force or effect upon the earlier of (a) the Omnicom Effective Time and (b) the termination of the BCA in accordance with its terms (the “Expiration Date”). Notwithstanding the preceding sentence, Section 2.4, this Article III and Article IV shall survive any termination of this Agreement, and termination of this Agreement shall not relieve or otherwise limit any party of liability for willful breach of this Agreement.

Article IV
MISCELLANEOUS

Section 4.1            Expenses. All expenses, costs and fees (including attorneys’, auditors’ and financing fees, if any) incurred in connection with this Agreement shall be paid by the party incurring such expense, cost or fee, whether or not the Mergers are effected.

Section 4.2            Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid or by prepaid overnight courier (providing written proof of delivery), or by confirmed facsimile transmission or electronic mail, addressed as follows:

If to Publicis, to:

Publicis Groupe S.A.

133 avenue des Champs Elysées

75008 Paris

France

Tel: +33-1-44-43-70-00

Fax: +33-1-44-43-75-25

Attention:	Maurice Lévy, Chairman & Chief Executive Officer Anne-Gabrielle Heilbronner, General Secretary

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

United States of America

Tel: +1 (212) 403-1000

Fax: +1 (212) 403-2000

Attention:	Martin Lipton Adam O. Emmerich
Email:	mlipton@wlrk.com aoemmerich@wlrk.com

If to a Shareholder, to:

the address set forth below his or her name on Annex I

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

United States of America

Tel: +1 (212) 906-1200

Fax: +1 (212) 751-4864

Attention:	Mark D. Gerstein Joel H. Trotter Bradley C. Faris
Email:	mark.gerstein@lw.com joel.trotter@lw.com bradley.faris@lw.com or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

Section 4.3            Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (a) in the case of an amendment, by all parties hereto and, (b) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 4.4            Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

Section 4.5            No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among any of the parties hereto.

Section 4.6            No Third-Party Beneficiaries. This Agreement is not intended to confer, and does not confer, upon any person other than the parties hereto any rights or remedies hereunder.

Section 4.7            Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF, THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereto hereby declare that it is their intention that this Agreement shall be regarded as made under the Laws of the State of Delaware and that the Laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees that (i) this Agreement involves at least $100,000, and (ii) this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. § 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (A) to be subject to the exclusive jurisdiction of the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such dispute, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such dispute, any Delaware State court sitting in New Castle County (such applicable court, the “Chosen Court”), waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the proceeding or action shall be heard and determined only in the Chosen Court, and agrees not to bring any proceeding or action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court, and (B) (1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and (2) that, to the fullest extent permitted by applicable Law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to Section 4.2 shall, to the fullest extent permitted by applicable Law, have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties’ agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party that has not as of the date hereof already duly appointed such an agent does hereby appoint CT Corporation, as such agent.

Section 4.8            Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached. It is accordingly agreed that prior to the Expiration Date, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (without necessity of posting bond or other security (any requirements therefor being expressly waived)) in the Chosen Court, this being in addition to any other remedy to which they are entitled at Law or in equity.

Section 4.9            Interpretation. (a) The words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole (including any annexes to this Agreement) and not to any particular provision of this Agreement; (b) the words “date hereof,” when used in this Agreement, shall refer to the date set forth in the Preamble; (c) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (d) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (e) any references herein to a specific Section or Article shall refer, respectively, to Sections or Articles of this Agreement; (f) wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (g) references herein to any gender includes each other gender; (h) the word “or” shall not be exclusive; (i) the headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof; and (j) the parties hereto have participated jointly in the negotiation and drafting of this Agreement, and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 4.10        Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart (including any facsimile or electronic document transmission of such counterpart) being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

Section 4.11        Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable: (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, and such invalidity or unenforceability shall not affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.12        Further Assurances. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

PUBLICIS GROUPE S.A.

By:	/s/ Maurice Lévy
Name:	Maurice Lévy
Title:	Chairman & Chief Executive Officer

SHAREHOLDERS:

/s/ Bruce Crawford

Name: Bruce Crawford

/s/ John D. Wren

Name: John D. Wren

/s/ Randall J. Weisenburger

Name: Randall J. Weisenburger

[Signature Page to Voting and Support Agreement]

ANNEX I

Shareholder & Address of Shareholder	Number of Existing Shares	Percentage of Voting Power
Bruce Crawford c/o Omnicom Group Inc. 437 Madison Avenue New York, NY 10022	176,750	Less than 1%
John D. Wren c/o Omnicom Group Inc. 437 Madison Avenue New York, NY 10022	826,730* 1,052,955 (Performance RSUs)	Less than 1%
Randall J. Weisenburger c/o Omnicom Group Inc. 437 Madison Avenue New York, NY 10022	650,305 812,073 (Performance RSUs)	Less than 1%

* As of July 22, 2013, Mr. Wren owned 29,594 shares of Omnicom Common Stock by Grantor Retained Annuity Trust. Mr. Wren agrees to use his reasonable best efforts to cause the trustee for such Trust to execute a joinder to this Agreement as soon as reasonably practicable following the date of this Agreement.